Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 17, 2008, accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Sun Communities, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation of said reports by reference in the registration statements of Sun Communities, Inc. and subsidiaries on Forms S-3 (File No. 333-149016, effective February 1, 2008; File No. 333-54718, effective January 31, 2001; File No. 333-86237, effective September 16, 1999; File No. 333-64271, effective September 25, 1998; File No. 333-14595, effective October 22, 1996; File No. 333-45273, effective January 30, 1998; File No. 333-72461, effective February 16, 1999; File No. 333-30462, effective February 15, 2000; File No. 333-72668, effective November 1, 2001; File No. 333-82392, effective February 2, 2002; File No. 333-19855, effective January 15, 1997; File No. 333-36541, effective September 26, 1997; File No. 333-1822, effective July 11, 1996 and File No. 333-96769, effective July 19, 2002); and on Forms S-8 (File No. 333-11923, effective September 13, 1996; File No. 333-82479, effective July 8, 1997; File No. 333-76400, effective January 8, 2002 and File No. 333-76398, effective January 8, 2002).

/S/ GRANT THORNTON LLP

Southfield, Michigan

March 17, 2008